Exhibit 99.1

InnovaQor Provides a Summary of its Business and Plans

WEST PALM BEACH, Fla. (November 28, 2022) — InnovaQor, Inc. (OTC: VMCS), Chief Executive Officer Sharon Hollis recently joined Stock Day host Everett Jolly to provide a summary of the business activities of InnovaQor.

Jolly began the interview by asking Hollis to explain what InnovaQor did.

Hollis explained that InnovaQor is a software development and implementation company specific to the healthcare sector. She explained that the purpose of the Company was to enhance business practices for providers and facilities, complimented with the provision of IT managed services to protect assets and patient data.

Jolly said it looked like the Company owned an exciting suite of software products for the healthcare sector, which had significant investment in previous years prior to acquisition by InnovaQor, and asked Hollis what the plans were to create value from these products?

Hollis confirmed that the Company owned some excellent, fully developed, and proven solutions. She stated that current resources were focused on monetizing the Electronic Health Records and MedTuning product. She confirmed that there are customers using the EHR product in the behavioral health sector and that an investment in sales and marketing could generate significant revenue and profit for the Company in the near future.

Jolly then asked Hollis to provide more information on the new communication product that had been mentioned in public disclosures.

Hollis explained that the Company was very excited about its plan is to develop a social media like network for professionals in the medical industry where peer-to-peer communication between professionals would be possible worldwide. She explained the Company’s intention to start with a platform to join and identify peers, and expand to include subscription services for added value services and communication.

Jolly then for an example of something that would generate a subscription fee to help his listeners understand.

Hollis responded that the easiest example to talk about was the healthcare recruitment sector. She described that this is an extremely hot area right now with agencies and recruitment companies earning very significant fees to match healthcare employees with employers. She explained her belief that the market needs a solution that is much less expensive for all parties but also more specific in matching those seeking work and those needing to hire. She further described the intention to build a solution as a subscription module on the new platform, like the Uber app but for relevant talent to specific opportunities.

Jolly ended the interview by asking Hollis what message she would like the listeners to take away from the interview. Hollis responded that the Company had an ambitious plan but one she is confident can be delivered over the next 24 to 36 months and stated her intent to report the steps accomplished along the way.

To hear Sharon Hollis’s entire interview, follow the link to the podcast here:

https://audioboom.com/posts/8203677-innovaqor-provides-a-summary-of-its-business-and-plans

For further information on InnovaQor, Inc., please visit www.innovaqor.com

About InnovaQor, Inc.

InnovaQor delivers innovative technology and software solutions for the medical sector and intends to build a communication platform specifically for the medical sector, which will facilitate communication and collaboration between peers and allow the addition of revenue generating bolt on offers, including existing solutions and a new recruitment matching product for the healthcare sector.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these, and other risk factors, is contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

Contact:

Gerard Dab

561 421 1905

press@innovaqor.com